Exhibit 24.1

FOOT LOCKER, INC.
POWER OF ATTORNEY

(For Executing Form ID, Form 3, 4, and 5 and
reports on Schedule 13G and 13D)

Know all by these presents, that the undersigned hereby constitutes and appoints each of Pavel Horský, Marek Spurný, Pascal Leclerc and Jan Bílek signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or ten-percent owner of Foot Locker, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

(2)	execute for and on behalf of the undersigned, in the undersigned’s capacity as the beneficial owner of more than five percent of a registered class of equity securities of the Company, reports on Schedule 13G or 13D in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and/or reports on Schedule 13G or 13D (including joint filing agreements in connection therewith) , complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority;

(4)	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) or 13(d) of the Exchange Act or any rule or regulation of the SEC; and

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16(a) or 13(d) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or to file Schedule 13G or 13D, as applicable, with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30 th day of April, 2021.

EP Equity Investment S.à r.l.

/s/ Pavel Horský		/s/ Pascal Leclerc
By:	Pavel Horský	By:	Pascal Leclerc
Title:	Director	Title:	Director